BY LAWS

OF

HGU INVESTMENTS INC.

A TEXAS CORPORATION

ARTICLE I - OFFICES

     The principle office of the corporation shall be located in the State of Texas, City of Fort Worth, and in the County of Tarrant. The Corporation may have other such offices, either within or without the state of incorporation as the Board of Directors may designate, as the business of the corporation may from time to time require.

ARTICLE II - SHAREHOLDER

1. ANNUAL MEETING

     The annual Meeting of the Shareholders shall be held on the 31st day of December in each year, beginning with the year 1998, at the hour of l p.m., for the purpose of electing Directors and for the transaction of other such business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

2. SPECIAL MEETINGS

     Special Meetings of the Shareholders may be called for any purpose(s), unless otherwise prescribed by statute, by the President or by a majority of Directors, at the request of the holders, entitled to vote at the meeting, and who own not less than 10% of all the outstanding shares of the Corporation.

3. PLACE OF MEETING

     The Directors may designate any place, either within or without the state unless otherwise prescribed by statute, as the place of meeting for any annual Meeting or Special Meeting of Shareholders called by the directors. A Waiver of Notice must be signed by all the Shareholders entitled to vote at the meeting. If no designation is made, the place of the meeting shall be the principal office of the corporation.

4. NOTICE OF MEETING

     Written or printed notice of the annual Shareholders Meeting or a Special Shareholders Meeting shall state the day, location and the hour of the meeting and, in the case of a Special Meeting, the purpose or purposes for which the meeting is called. Written or printed notice of the annual shareholders meeting shall be delivered to each voting shareholder at least 10 days before the date of . the meeting, either personally or by mail, signed by the President, Secretary, assistant Secretary, or other such natural persons as designated by the Directors. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail office or mail box, addressed to the shareholder at his or her address, as it appears on the records of the Corporation, with prepaid postage thereon.

5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.

     For the purpose of determining Shareholders entitled to notice of or to vote at any Meeting of Shareholders or any adjournment thereof or shareholders entitled to receive payment of any dividend or in order to make a determination of Shareholder for any other proper purpose, the Directors of the Corporation may provide that the stock transfer book shall be closed for a stated period not to exceed 10days. When a determination of the Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof

6. VOTING LISTS

     The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the shareholders, prior to such meeting or any adjournment thereof. Such a list shall be arranged in alphabetical order with the address of and the number of shares held by each shareholder. This list shall be kept on file at the principal office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who the Shareholders are, that are entitled to examine such list or transfer books or to vote at the Meeting of Shareholders.

7. QUORUM.

     At any Meeting of Shareholders, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum. If a quorum of stockholders are not represented, in person or by proxy, they may adjourn until such future time as agreed upon by them and notice of the adjournment shall be mailed, postage prepaid, to each shareholder of record at least 10 days before the shareholders meeting and/or any adjournment. If the majority of the shares are represented and present, they may adjourn the meeting from time to time without further notice. At such adjourned meeting at which might have been transacted at the meeting as originally notified. The Shareholders present at a duly organized meeting may continue to transact business until adjournment.

8. PROXIES.

      At all Meetings of Shareholders, a Shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.

9. VOTING.

     Each Shareholder entitled to vote in accordance with the terms and provisions of the certificate of Incorporation and these by-laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote, held by such Shareholder. Upon the demand of any Shareholder, the vote for Directors and any question before the meeting shall be by ballot. All elections for Directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of this state.

10. ORDER OF BUSINESS.

     The order of business at all meetings of the shareholders shall be as follows:

     1 . Roll call.
     2. Proof of notice of meeting or waiver of notice.
     3. Reading of minutes of preceding meeting.
     4. Reports of Officers.
     5. Reports of Committees.
     6. Election of Directors.
     7. Unfinished business.
     8. New business.

11. INFORMAL ACTION BY SHAREHOLDER.

      Unless otherwise provided by law, any action required to be taken at a Meeting of the Shareholders, or any other action which may be taken at a Meeting of the Shareholders, may be taken without a meeting, if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof

ARTICLE III - BOARD OF DIRECTORS

1. GENERAL POWERS.

     The Board of Directors shall have general management and control of the business and affairs of the company and shall exercise all the powers hat may performed by the corporation. The Directors may adopt lawful rules and regulations for the conduct of their meetings and the management of the corporation, as they may deem proper, not inconsistent with these by-laws and the laws of this state.

2. NUMBER, TENURE AND QUALIFICATIONS.

     The number of Directors of the Corporation shall be at least one (1). Each director shall hold been elected and qualified. The number of Directors may be increased or decreased from time office until the next annual Meeting of Shareholders and until his or her successor has to time by vote of the Shareholders, but shall never be less than one.

3. ANNUAL MEETINGS.

     An annual (Regular) Meeting of the Directors shall be held without other notice than these By-laws, immediately after, and at the same place as, the annual Meeting of Shareholders. The Directors may provide, by resolution, the time and place for the holding of additional annual (Regular) Meetings without other notice than a resolution.

4. SPECIAL MEETINGS.

     Special Meetings of the Directors may be called by or at the request of the President or a majority of Directors. The person or persons authorized to call Special Meetings of the Directors may fix the location and time for any Special Meeting of the Directors.

5. NOTICE.

     Notice of any Special Meeting shall be given at least 10 days prior to the meeting. Written notice shall be delivered personally, by telegram or mailed to each director at his or her business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with prepaid postage thereon. If the notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.

6. QUORUM.

     In order to constitute a quorwn at any Directors Meeting, a majority of the Directors must be present to transact business, but if less than a majority is present at a meeting, a majority of the Directors present may adjourn the meeting without further notice.

7. MANNER OF ACTING.

The act of the majority of the Directors present at a meeting, at which a quorum is present, shall be the act of the Directors.

8. NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

     Newly created directorships resulting from an increase in the number of Directors and vacancies occurring in the board for any reason, except the removal of Directors without cause may be filled by a vote of a majority of the Directors then in office, regardless of whether a quorum exists. Vacancies occurring by reason of the removal of Directors without cause shall be filled by voted of the Shareholders. A Director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his or her predecessor.

9. REMOVAL OF DIRECTORS.

     Any or all of the Directors may be removed, for cause, and by vote of the Shareholders or by action of the board. Directors may be removed without cause only by vote of the shareholders.

10. RESIGNATION.

     A Director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

11. COMPENSATION.

     No compensation shall be paid to directors for their services, unless by a resolution. For actual attendance of each Director at any Regular or Special Meeting, reimbursement of expenses or a fixed sum may be authorized. Nothing contained herein shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation for such service.

12. PRESUMPTION OF ASSENT.

     Any Director of the Corporation who is present at a Meeting of Directors, in which action on any corporate matter was taken, shall be presumed to have assented to the action taken, unless his or her dissent shall be entered in the minutes of the meeting, or unless he or she shall file his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof. Dissent may be forward by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

13. EXECUTIVE AND OTHER COMMITTEES.

     The board, by resolution, may designate from among its members an executive committee and other committees. Each such committee shall serve at the pleasure of the board.

14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Corporation shall indemnify any and all of its Directors and Officers for all liabilities accruing to them because of their status as Directors or Officers except where their acts may be classified as fraudulent. In addition, Directors and Officers are hereby authorized to rely upon all corporate records in carrying out their duties as directors and officers.

ARTICLE IV -OFFICERS

1. NUMBER

     The Officers of the Corporation shall be a President, a Secretary, a Treasurer; the corporation may have a Vice President. All officers shall be elected by the Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Directors.

2. ELECTION AND TERM OF OFFICE.

     The Officers of the Corporation shall be elected annually at the Meeting of the Directors held after each annual Meeting of the Shareholders. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she resigns or has been removed in the manner provided herein.

3. REMOVAL.

     Any officer or agent elected or appointed by the directors may be removed by the directors whenever in the judgment of the directors, the best interest of the corporation would be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

4. VACANCIES.

     A vacancy in any office resulting from death, resignation, removal, disqualification or otherwise, may be filled by the Directors for the unexpired portion of the term.

5. PRESIDENT.

     The President shall be the principal executive officer of the corporation and, subject to the control of the directors, shall, in general, supervise and control all of the business and affairs of the corporation. When present, the President shall preside at all Meetings of the Shareholders and the Directors. The President may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Directors or these By-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed and in general shall perform all duties incident to the Office of President and such other duties as may be prescribed by the directors from time to time.

6. VICE PRESIDENT.

     In the absence of the President or in the event of death, inability or refusal to act, the Vice-President shall perform the duties of the President, and when acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-President shall perform such other duties from time to time as may be assigned to him or her by the President or by the Board of Directors.

7. SECRETARY.

     In the absence of the President or the Vice President or in event of his or her death, inability or refusal to act, the Secretary shall perform the duties of the President, and when acting, shall have all the powers of and be subject to all the restrictions upon the President. The Secretary shall keep the t-ninutes of the Shareholders' and of the Directors' meetings, and see that all notices are duly given in accordance with the provisions of these By-laws or as required. 'Be Secretary shall be responsible for the Corporation's compliance with the Texas corporation laws. The Secretary shall also be custodian of the corporate records and of the seal of the corporation and keep a register of the post office address of each shareholder which shall be furnished to the Secretary by each shareholder, and have general charge of the stock transfer books of the corporation and in general per form all duties incident ot the Office of the Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Directors.

8. TREASURER.

     If required by the Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the directors shall determine. He or she shall have charge and custody of, and be responsible for, all funds and securities of the corporation. Receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with these By-laws and in general perform all of the duties incident to the Office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by the directors.

9. SALARIES.

     The salaries of the officers hall be fixed from time to time by the directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.

10. REIMBURSEMENTS.

     Any payments made to an officer of the Corporation such as a salary, commission, bonus, interest, or rent, or entertainment expense incurred by the officer, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the Corporation to the full extent of such disallowance. It shall be the duty of the Directors, as a board, to enforce payment of each such amount disallowed. In lieu of payment by the officer, subject to the determination of the Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

ARTICLE V - CONTRACTS, LOANS, CHECKS AND DEPOSITS

1. CONTRACTS.

     The directors may authorize any officer(s) or agent(s) to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instance.

2. LOANS.

     No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the directors. Such authority may be general or confined to specific instances. One exception to this is when the President of the corporation contracts a loan on behalf of the corporation; he or she may do such without a resolution of the directors.

3. CHECKS, DRAFTS, ETC.

     All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or Agents of the corporation and in such manner as shall fi7om time to time be determined by resolution of the directors.

4. DEPOSITS.

     All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the directors may select.

ARTICLE VI - CERTIFICATES FOR SHARES AND THEIR TRANSFER

1. CERTIFICATES FOR SHARES.

     Certificates representing shares of the corporation shall be in such form as shall be determined by the Directors. Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and by the Directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the Shareholders, the number of shares and date of issue shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new certificate may be issued therefor upon such terms and indemnity to the corporation as the directors may prescribe.

2. TRANSFER OF SHARES.

     Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation which shall be kept at its principal office, or with the custodian of the transfer book.

ARTICLE VI - DIVIDENDS

     The Directors man from time to time declare dividends and the corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

ARTICLE VII - WAIVER OF NOTICE

     Unless otherwise provided by law, a written waiver of notice of any meeting may be signed by any shareholder or director of the corporation under the provisions of these By-laws or Articles of Incorporation. The written waiver of notice must be signed by all persons entitled to such notice, either before or after the meeting, and shall be deemed equivalent to such notice.

ARTICLE I X - AMENDMENTS

     These By-laws may be amended, altered or repealed at any Shareholders Meeting or any Special Shareholders Meeting, providing the proposed amendment was set out in the notice. New By-laws may be adopted by a majority vote of the shareholders and a resolution.

      The Board of Directors may amend the By-laws or adopt additional By-laws, but shall not repeal or alter any By-law previously adopted by the shareholders of the corporation.

DATED, this 15th day of February, 1999

CERTIFIED TO BE THE BY-LAWS OF:

HGU INVESTMENTS INC.

/s/James Dylan Roan
SECRETARY/ JAMES DYLAN ROAN